Exhibit 10.2

AMENDMENT NO. 1

TO

FIRST NBC BANK HOLDING COMPANY

STOCK INCENTIVE PLAN

First NBC Bank Holding Company, a Louisiana corporation, hereby adopts this Amendment No. 1 to the First NBC Bank Holding Company Stock Incentive Plan (the “Plan”).

1. Section 1 of the Plan shall be amended to read in its entirety as follows:

Section 1. Shares Subject to the Plan.

Subject to Section 4.4 hereof, the shares of common stock (the “Stock”) with respect to which options or restricted stock awards (an “Incentive”) may be granted subsequent to May 19, 2006 may not exceed 600,000 shares during the Plan’s effectiveness. If an Incentive expires or is terminated or cancelled as to any shares of Stock, such shares may again be issued. The Board may also cancel stock options in order to grant new stock options to the same participant at a lower price than those cancelled. Shares may be authorized and unissued shares or treasury shares. The above limit on the maximum shares covered by the Plan shall not include the restricted stock awards for 460,000 shares which were granted by the predecessor, First Commerce Corporation, of First NBC Bank Holding Company on August 2, 2005 in connection with the commitment made by First Commerce Corporation to attract its President and Chief Executive Officer and its Executive Vice President to lead and execute its organizational activities to charter First NBC Bank, hire a management team and organize operations so as to build an effective banking organization.

For so long as the United States Treasury owns shares of the Company’s preferred stock, the provisions of this plan shall be superseded by the laws and regulations governing the TARP program with respect to any Incentive awarded under this plan to an officer of the Company whose compensation is limited by federal laws and regulations under the TARP program.

2. Section 4.8 of the Plan shall be amended to read in its entirety as follows:

Section 4.8. Amendment to Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Incentive previously granted. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board; amendments requiring shareholder approval shall become effective when adopted by the Board, but no Incentive granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive to a particular person) unless and until such amendment shall have been approved by the Company’s shareholders.

* * * *

I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of First NBC Bank Holding Company on May 27, 2010.

Executed on this 27th day of May, 2010.

First UBC Bank Holding Company

/s/ Ashton J. Ryan, Jr.
Chairman of the Board

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